November 2009

Preliminary Terms No. 232
Registration Statement No. 333-156423
Dated October 26, 2009
Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Currencies

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)
Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies.  The return on the notes will be based on the appreciation, if any, of the basket of nine currencies relative to the U.S. dollar.  The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per note (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per note
Pricing date:	November , 2009
Original issue date:	November , 2009 (5 business days after the pricing date)
Maturity date:	May 30, 2013
Principal protection:	100%
Interest:	None
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

	70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
	Australian dollar (“AUD”)	11.6667%	Brazilian real (“BRL”)	10.0000%
	British pound (“GBP”)	11.6667%	Chinese renminbi (“CNY”)	10.0000%
	Canadian dollar (“CAD”)	11.6667%	Indian rupee (“INR”)	10.0000%
	Eurozone euro (“EUR”)	11.6667%
	Japanese yen (“JPY”)	11.6667%
	Swiss franc (“CHF”)	11.6667%
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	110% to 130%. The participation rate will be determined on the pricing date.
Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Initial exchange rate:	The exchange rate on the pricing date
Final exchange rate:	The exchange rate on the valuation date
Exchange rate:
With respect to AUD, EUR and GBP:  the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source described herein.
With respect to BRL, CAD, CHF, CNY, INR and JPY:  the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

Valuation date:	May 21, 2013
CUSIP:	617482JK1
ISIN:	US617482JK13
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per Note	100%	2.5%	97.5%
Total	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of notes purchased by that investor.  The lowest price payable by an investor is $990.00 per note.  Please see “Syndicate Information” on page 7 for further details.

(2)	For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for currency-linked capital protected notes.

The agent for this offering, Morgan Stanley & Co. Incorporated, is our wholly-owned subsidiary. See “Supplemental information regarding plan of distribution; conflicts of interest.”

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for Currency-Linked Capital Protected Notes dated December 23, 2008
Prospectus dated December 23, 2008

THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.  FURTHERMORE, THE NOTES WILL NOT BE GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP:  MSPRB1208007

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Investment Overview

The Currency-Linked Capital Protected Notes due May 30, 2013 (the “notes”), issued by Morgan Stanley, provide investors with an opportunity to gain direct exposure to a basket of nine currencies composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves) (the “basket”) valued relative to the U.S. dollar, with no downside risk to principal.

If, at maturity, the basket has appreciated as a whole relative to the U.S. dollar, the investment will return par plus 110% to 130% of the amount of such appreciation (e.g. a 10% appreciation of the basket relative to the U.S. dollar will return 100% of principal plus an additional $110 to $130 per note at maturity).  If the basket has not appreciated or has depreciated, the investment will return par at maturity.  The notes do not pay interest, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Maturity:	3.50 years
Basket composition:	▪ Developed market currencies: 70%
▪ Emerging market currencies: 30%
Principal protection at maturity:	100%
Payment at maturity:
(i)  If the basket appreciates relative to the U.S. dollar
      Þ par plus 110% to 130% of the positive performance of the basket
(ii) If the basket does not appreciate or depreciates relative to the U.S. dollar
      Þ par

Basket Overview

Basket Currencies 70% Developed Markets	Weighting	Quotation Convention	Basket Currencies 30% Emerging Markets	Weighting	Quotation Convention
Australian dollar (“AUD”)	11.6667%	# USD / 1 AUD	Brazilian real (“BRL”)	10.0000%	# BRL / 1 USD
British pound (“GBP”)	11.6667%	# USD / 1 GBP	Chinese renminbi (“CNY”)	10.0000%	# CNY / 1 USD
Canadian dollar (“CAD”)	11.6667%	# CAD / 1 USD	Indian rupee (“INR”)	10.0000%	# INR / 1 USD
Eurozone euro (“EUR”)	11.6667%	# USD / 1 EUR
Japanese yen (“JPY”)	11.6667%	# JPY / 1 USD
Swiss franc (“CHF”)	11.6667%	# CHF / 1 USD

Basket Historical Performance January 1, 2004 to October 21, 2009

The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the notes at maturity. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether increases in the value of any of the basket currencies will be offset by decreases in the value of other basket currencies, based on their historical performance.

November 2009	Page 2

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪
The basket performance represents the combined performance of the basket currencies relative to the U.S. dollar as expressed by the exchange rates of the basket currencies from the pricing date to the valuation date.

▪
In the case of the Australian dollar, the British pound and the Eurozone euro, exchange rates are expressed as the number of U.S. dollars per unit of the relevant basket currency.  As a result, an increase in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  In the example below, the Australian dollar has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 AUD)	Valuation Date (#USD / 1 AUD)
0.92920	1.02212

▪
Conversely, a decrease in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  In the example below, the Australian dollar has weakened relative to the U.S. dollar by 10%:

Pricing Date (# USD / 1 AUD)	Valuation Date (#USD / 1 AUD)
0.92920	0.83628

▪
In the case of the Brazilian real, the Canadian dollar, the Chinese renminbi, the Indian rupee, the Japanese yen and the Swiss franc, exchange rates are expressed as the number of units of that currency per one U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# CNY / 1 USD)	Valuation Date (# CNY / 1 USD)
6.82740	6.20673

▪
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has weakened relative to the U.S. dollar by 10%:

Pricing Date (# CNY / 1 USD)	Valuation Date (# CNY / 1 USD)
6.82740	7.58600

Actual exchange rates on the pricing date and valuation date will vary from those used in the examples above.

November 2009	Page 3

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Key Benefits

Exposure to currencies is a component of portfolio diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket, overweight exposure to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the notes to gain exposure to the basket currencies while protecting 100% of principal at maturity.

Leverage Performance	▪	Uncapped 110% to 130% upside participation in any basket appreciation
Protect Principal	▪	100% principal protection at maturity regardless of the performance of the basket
Access	▪	Exposure to a basket of nine currencies valued relative to the U.S. dollar, composed of: ■ 70% developed market currencies; and ■ 30% emerging market currencies
	▪	Diversification of underlying asset class exposure
Best Case Scenario	▪	The basket appreciates and the notes return par plus 110% to 130% uncapped upside participation in the appreciation of the basket.
Worst Case Scenario	▪	The basket depreciates or does not appreciate and the notes redeem for par at maturity. This assumes the investment is held to maturity.

Summary of Key Risks (see page 10)

▪	The notes may not pay more than the stated principal amount at maturity.

▪	No periodic interest payments and the return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.

▪	The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes.

▪	Currency exchange risk.

▪	Government intervention could materially and adversely affect the value of the notes.

▪	The current global financial crisis can be expected to heighten currency exchange risks.

▪	Many unpredictable factors will affect the value of the notes.

▪	Even though the basket currencies trade around-the-clock, the notes will not.

▪	Changes in the value of one or more of the basket currencies may offset each other.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Economic interests of the calculation agent may be potentially adverse to the investors.

▪	The notes will not be listed on any securities exchange. Secondary trading may be limited and you could receive less than par if you try to sell your notes prior to maturity.

▪	Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies.

November 2009	Page 4

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Fact Sheet

The notes offered are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.  The notes offered are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date:	Maturity date:
November , 2009	November , 2009 (5 business days after the pricing date)	May 30, 2013

Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

	Basket Currencies 70% Developed Markets	Weighting	Basket Currencies 30% Emerging Markets	Weighting
	Australian dollar (“AUD”)	11.6667%	Brazilian real (“BRL”)	10.0000%
	British pound (“GBP”)	11.6667%	Chinese renminbi (“CNY”)	10.0000%
	Canadian dollar (“CAD”)	11.6667%	Indian rupee (“INR”)	10.0000%
	Eurozone euro (“EUR”)	11.6667%
	Japanese yen (“JPY”)	11.6667%
	Swiss franc (“CHF”)	11.6667%
Issue price:	$1,000 per note (see “Syndicate Information” on page 7)
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than or equal to zero, in which case you will only receive your principal back at maturity.
Please see “Hypothetical Payout on the Notes” starting on page 8 for full examples of how to calculate the basket performance at maturity.

Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Participation rate:	110% to 130%. The participation rate will be determined on the pricing date.
Initial exchange rate:	The exchange rate as posted on the applicable reference source on the pricing date
Final exchange rate:	The exchange rate as posted on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Currency-Linked Capital Protected Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement.

Risk Factors:	Please see “Risk Factors” beginning on page 10.

November 2009	Page 5

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Exchange rate:
With respect to AUD, EUR and GBP: the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source.
With respect to BRL, CAD, CHF, CNY, INR and JPY: the rate for conversion of units of such basket currency into one U.S. dollar as determined by reference to the applicable reference source.
If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Reference source:	Basket Currency (Developed Markets)	Reference Source	Basket currency (Emerging Markets)	Reference Source
	AUD	Reuters page “WMRSPOT12”	BRL	Reuters page “BRFR”
	GBP	Reuters page “WMRSPOT07”	CNY	Reuters page “SAEC”
	CAD	Reuters page “WMRSPOT09”	INR	Reuters page “RBIB”
	EUR	Reuters page “WMRSPOT05”
	JPY	Reuters page “WMRSPOT12”
	CHF	Reuters page “WMRSPOT07”
Valuation date:	May 21, 2013

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	617482JK1
ISIN:	US617482JK13
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  If the notes were priced on October 22, 2009, the “comparable yield” would be a rate of 3.2722% per annum, compounded semi-annually; however, the final comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,120.3450 due at maturity. The comparable yield and the projected payment schedule for the notes will be updated in the final pricing supplement.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2009	$2.7268	$2.7268
January 1, 2010 through June 30, 2010	$16.4056	$19.1324
July 1, 2010 through December 31, 2010	$16.6740	$35.8064
January 1, 2011 through June 30, 2011	$16.9468	$52.7532
July 1, 2011 through December 31, 2011	$17.2241	$69.9773
January 1, 2012 through June 30, 2012	$17.5059	$87.4832
July 1, 2012 through December 31, 2012	$17.7923	$105.2755
January 1, 2013 through the Maturity Date	$15.0695	$120.3450

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

November 2009	Page 6

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollar
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging.  Such purchase activity could affect the exchange rate for the basket currencies, and, therefore, the exchange rate that must prevail with respect to the basket currencies on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the notes through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.
MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the notes	Selling concession	Principal amount of notes for any single investor
100.00%	2.50%	<$1MM
99.50%	2.00%	≥$1MM and <$3MM
99.25%	1.75%	≥$3MM and <$5MM
99.00%	1.50%	≥$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement for currency-linked capital protected notes and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

November 2009	Page 7

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Hypothetical Payout on the Notes

Presented below are two full examples showing how to calculate the payment at maturity.

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates or basket performances used in the examples below are hypothetical and do not reflect actual exchange rates or basket performances.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.92920	1.02212	10%
GBP	11.6667%	1.66080	1.82688	10%
CAD	11.6667%	1.04290	0.94809	10%
EUR	11.6667%	1.50160	1.65176	10%
JPY	11.6667%	90.97000	82.70000	10%
CHF	11.6667%	1.00600	0.91455	10%
BRL	10.0000%	1.73450	1.57682	10%
CNY	10.0000%	6.82740	6.20673	10%
INR	10.0000%	46.48620	42.26018	10%

Basket performance = Sum of currency performance values

[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
[(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
[(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
[(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(1.02212 / 0.9292) - 1] x 11.6667% = 1.1667%, plus
[(1.82688 / 1.6608) - 1] x 11.6667% = 1.1667%, plus
[(1.0429 / 0.94809) - 1] x 11.6667% = 1.1667%, plus
[(1.65176 / 1.5016) - 1] x 11.6667% = 1.1667%, plus
[(90.97 / 82.7) - 1] x 11.6667% = 1.1667%, plus
[(1.006 / 0.91455) - 1] x 11.6667% = 1.1667%, plus
[(1.7345 / 1.57682) - 1] x 10.0000% = 1.0000%, plus
[(6.8274 / 6.20673) - 1] x 10.0000% = 1.0000%, plus
[(46.4862 / 42.26018) - 1] x 10.0000% = 1.0000%

Hypothetical basket performance	=	10%
Hypothetical participation rate	=	120%
Supplemental redemption amount	=	$1,000 x basket performance x participation rate
	=	$1,000 x 10% x 120% = $120

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,120, which is the sum of the $1,000 principal amount and the supplemental redemption amount of $120.

November 2009	Page 8

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Example 2:  Basket performance is zero or negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.92920	0.74336	–20.000%
GBP	11.6667%	1.66080	1.24560	–25.000%
CAD	11.6667%	1.04290	0.94809	10.000%
EUR	11.6667%	1.50160	0.90096	–40.000%
JPY	11.6667%	90.97000	82.70000	10.000%
CHF	11.6667%	1.00600	1.67667	–40.000%
BRL	10.0000%	1.73450	1.57682	10.000%
CNY	10.0000%	6.82740	6.20673	10.000%
INR	10.0000%	46.48620	42.26018	10.000%

Basket performance = Sum of currency performance values

[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
 [(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
 [(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
 [(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(0.74336 / 0.9292) - 1] x 11.6667% = -2.3333%, plus
[(1.2456 / 1.6608) - 1] x 11.6667% = -2.9167%, plus
[(1.0429 / 0.94809) - 1] x 11.6667% = 1.1667%, plus
[(0.90096 / 1.5016) - 1] x 11.6667% = -4.6667%, plus
[(90.97 / 82.7) - 1] x 11.6667% = 1.1667%, plus
[(1.006 / 1.67667) - 1] x 11.6667% = -4.6667%, plus
[(1.7345 / 1.57682) - 1] x 10.0000% = 1.0000%, plus
[(6.8274 / 6.20673) - 1] x 10.0000% = 1.0000%, plus
[(46.4862 / 42.26018) - 1] x 10.0000% = 1.0000%

Basket performance   =   – 9.25%

Hypothetical basket performance	=	– 9.25%
Supplemental redemption amount	=	$0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 principal amount per note.

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

November 2009	Page 9

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

▪
The notes may not pay more than the stated principal amount at maturity.  Because the supplemental redemption amount is variable and may equal zero, you may receive only the stated principal amount of $1,000 for each note you hold at maturity, subject to the credit risk of Morgan Stanley.

▪
No periodic interest payments and the return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The terms of the notes differ from ordinary debt securities in that no periodic interest will be paid.  Unless the basket performance is sufficiently greater than zero, the overall return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity issued by us.  The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the notes at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to Morgan Stanley’s credit risk and to changes in the market's view of Morgan Stanley’s creditworthiness. Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪
The current global financial crisis can be expected to heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally

November 2009	Page 10

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

and, in particular, the value of the basket currencies relative to the U.S. dollar.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies and the U.S.; and (viii) any actual or anticipated changes in our credit ratings or credit spreads.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the cost of hedging its obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may adversely affect the payment to you at maturity.

▪
The notes will not be listed on any securities exchange and secondary trading may be limited.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer will carry out hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could increase the value of the basket currencies and, as a result, could increase the value against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the notes.

November 2009	Page 11

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2004 through October 21, 2009.  The related graphs set forth exchange rates of each basket currency relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.
AUD (# USD / 1 AUD)	High	Low	Period End
2004
First Quarter	0.7985	0.7336	0.7667
Second Quarter	0.7668	0.6824	0.6993
Third Quarter	0.7323	0.6885	0.7277
Fourth Quarter	0.7917	0.7216	0.7803
2005
First Quarter	0.7984	0.7553	0.7729
Second Quarter	0.7813	0.7495	0.7624
Third Quarter	0.7750	0.7393	0.7620
Fourth Quarter	0.7636	0.7242	0.7328
2006
First Quarter	0.7582	0.7049	0.7164
Second Quarter	0.7758	0.7158	0.7421
Third Quarter	0.7711	0.7419	0.7461
Fourth Quarter	0.7910	0.7421	0.7885
2007
First Quarter	0.8099	0.7704	0.8086
Second Quarter	0.8494	0.8132	0.8494
Third Quarter	0.8879	0.7912	0.8879
Fourth Quarter	0.9341	0.8573	0.8751
2008
First Quarter	0.9490	0.8613	0.9131
Second Quarter	0.9629	0.9072	0.9585
Third Quarter	0.9793	0.7907	0.7924
Fourth Quarter	0.7874	0.6013	0.7026
2009
First Quarter	0.7233	0.6300	0.6913
Second Quarter	0.8209	0.6966	0.8064
Third Quarter	0.8828	0.7786	0.8828
Fourth Quarter (through October 21, 2009)	0.9292	0.8652	0.9292

Australian dollar January 1, 2004 to October 21, 2009 (expressed as units of USD per 1 AUD)

November 2009	Page 12

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

GBP (# USD / 1 GBP)	High	Low	Period End
2004
First Quarter	1.9047	1.7830	1.8462
Second Quarter	1.8572	1.7559	1.8203
Third Quarter	1.8730	1.7731	1.8120
Fourth Quarter	1.9467	1.7795	1.9181
2005
First Quarter	1.9291	1.8547	1.8905
Second Quarter	1.9193	1.7915	1.7915
Third Quarter	1.8444	1.7376	1.7643
Fourth Quarter	1.7845	1.7142	1.7230
2006
First Quarter	1.7875	1.7199	1.7372
Second Quarter	1.8946	1.7392	1.8483
Third Quarter	1.9079	1.8184	1.8721
Fourth Quarter	1.9816	1.8535	1.9588
2007
First Quarter	1.9813	1.9205	1.9678
Second Quarter	2.0087	1.9626	2.0087
Third Quarter	2.0626	1.9812	2.0472
Fourth Quarter	2.1075	1.9774	1.9850
2008
First Quarter	2.0335	1.9418	1.9837
Second Quarter	1.9979	1.9455	1.9923
Third Quarter	2.0058	1.7530	1.7805
Fourth Quarter	1.7714	1.4392	1.4593
2009
First Quarter	1.5216	1.3753	1.4323
Second Quarter	1.6591	1.4468	1.6458
Third Quarter	1.6989	1.5882	1.5982
Fourth Quarter (through October 21, 2009)	1.6608	1.5799	1.6608

British pound January 1, 2004 to October 21, 2009 (expressed as units of USD per 1 GBP)

November 2009	Page 13

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CAD (# CAD / 1 USD)	High	Low	Period End
2004
First Quarter	1.3427	1.2716	1.3093
Second Quarter	1.3967	1.3073	1.3328
Third Quarter	1.3331	1.2613	1.2613
Fourth Quarter	1.2717	1.1774	1.2019
2005
First Quarter	1.2553	1.2012	1.2104
Second Quarter	1.2694	1.2143	1.2251
Third Quarter	1.2436	1.1630	1.1630
Fourth Quarter	1.1939	1.1501	1.1620
2006
First Quarter	1.1720	1.1316	1.1686
Second Quarter	1.1710	1.0986	1.1170
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1657	1.1153	1.1657
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1594	1.0585	1.0653
Third Quarter	1.0787	0.9922	0.9922
Fourth Quarter	1.0208	0.9203	0.9984
2008
First Quarter	1.0349	0.9753	1.0253
Second Quarter	1.0294	0.9838	1.0215
Third Quarter	1.0752	0.9999	1.0644
Fourth Quarter	1.2962	1.0627	1.2188
2009
First Quarter	1.3012	1.1797	1.2602
Second Quarter	1.2600	1.0812	1.1623
Third Quarter	1.1675	1.0646	1.0695
Fourth Quarter (through October 21, 2009)	1.0839	1.0236	1.0429

Canadian dollar January 1, 2004 to October 21, 2009 (expressed as units of CAD per 1 USD)

November 2009	Page 14

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

EUR (#USD / 1 EUR)	High	Low	Period End
2004
First Quarter	1.2842	1.2128	1.2316
Second Quarter	1.2365	1.1822	1.2199
Third Quarter	1.2452	1.2011	1.2436
Fourth Quarter	1.3637	1.2285	1.3554
2005
First Quarter	1.3465	1.2757	1.2964
Second Quarter	1.3087	1.2032	1.2108
Third Quarter	1.2542	1.1902	1.2026
Fourth Quarter	1.2179	1.1670	1.1849
2006
First Quarter	1.2307	1.1820	1.2118
Second Quarter	1.2928	1.2092	1.2791
Third Quarter	1.2892	1.2505	1.2674
Fourth Quarter	1.3343	1.2513	1.3197
2007
First Quarter	1.3385	1.2893	1.3354
Second Quarter	1.3652	1.3302	1.3541
Third Quarter	1.4267	1.3426	1.4267
Fourth Quarter	1.4872	1.4048	1.4589
2008
First Quarter	1.5845	1.4454	1.5788
Second Quarter	1.5991	1.5380	1.5755
Third Quarter	1.5938	1.3998	1.4092
Fourth Quarter	1.4419	1.2453	1.3971
2009
First Quarter	1.4045	1.2530	1.3250
Second Quarter	1.4303	1.2921	1.4033
Third Quarter	1.4790	1.3884	1.4640
Fourth Quarter (through October 21, 2009)	1.5016	1.4545	1.5016

Eurozone euro January 1, 2004 to October 21, 2009 (expressed as units of USD per 1 EUR)

November 2009	Page 15

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

JPY (# JPY / 1 USD)	High	Low	Period End
2004
First Quarter	112.0400	104.2200	104.2200
Second Quarter	114.5100	103.6800	108.7700
Third Quarter	111.9900	108.1900	110.0500
Fourth Quarter	111.3500	102.0800	102.6300
2005
First Quarter	107.5700	102.0500	107.1500
Second Quarter	110.9200	104.4600	110.9200
Third Quarter	113.5100	109.1600	113.5100
Fourth Quarter	121.0400	113.3000	117.7500
2006
First Quarter	119.0400	114.1500	117.7800
Second Quarter	118.6900	109.7400	114.4400
Third Quarter	118.1800	114.0200	118.1800
Fourth Quarter	119.7800	114.8800	119.0500
2007
First Quarter	121.9400	115.5300	117.8300
Second Quarter	123.8900	117.8600	123.1700
Third Quarter	123.4100	113.3800	114.8100
Fourth Quarter	117.6100	107.4100	111.7500
2008
First Quarter	111.6400	97.3300	99.6900
Second Quarter	108.2200	100.9500	106.2100
Third Quarter	110.5300	104.1800	106.1100
Fourth Quarter	105.7100	87.2400	90.6400
2009
First Quarter	99.1500	88.7500	98.9600
Second Quarter	100.9900	94.4100	96.3600
Third Quarter	97.5700	89.6300	89.7000
Fourth Quarter (through October 21, 2009)	91.2900	88.3900	90.9700

Japanese yen January 1, 2004 to October 21, 2009 (expressed as units of JPY per 1 USD)

November 2009	Page 16

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CHF (# CHF / 1 USD)	High	Low	Period End
2004
First Quarter	1.2961	1.2211	1.2659
Second Quarter	1.3148	1.2370	1.2487
Third Quarter	1.2826	1.2229	1.2461
Fourth Quarter	1.2649	1.1310	1.1403
2005
First Quarter	1.2243	1.1481	1.1965
Second Quarter	1.2824	1.1781	1.2814
Third Quarter	1.3039	1.2299	1.2939
Fourth Quarter	1.3256	1.2708	1.3134
2006
First Quarter	1.3228	1.2569	1.3042
Second Quarter	1.3044	1.1974	1.2231
Third Quarter	1.2554	1.2235	1.2506
Fourth Quarter	1.2728	1.1923	1.2201
2007
First Quarter	1.2535	1.2070	1.2155
Second Quarter	1.2462	1.2015	1.2215
Third Quarter	1.2192	1.1637	1.1637
Fourth Quarter	1.1864	1.0969	1.1335
2008
First Quarter	1.1332	0.9844	0.9931
Second Quarter	1.0572	0.9987	1.0210
Third Quarter	1.1381	1.0092	1.1221
Fourth Quarter	1.2254	1.0602	1.0687
2009
First Quarter	1.1852	1.0617	1.1394
Second Quarter	1.1689	1.0616	1.0859
Third Quarter	1.0903	1.0236	1.0363
Fourth Quarter (through October 21, 2009)	1.0407	1.0060	1.0060

Swiss franc January 1, 2004 to October 21, 2009 (expressed as units of CHF per 1 USD)

November 2009	Page 17

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

BRL (# BRL / 1 USD)	High	Low	Period End
2004
First Quarter	2.9645	2.7820	2.8953
Second Quarter	3.2118	2.8755	3.0850
Third Quarter	3.0782	2.8505	2.8608
Fourth Quarter	2.8800	2.6530	2.6560
2005
First Quarter	2.7640	2.5665	2.6790
Second Quarter	2.6588	2.3325	2.3325
Third Quarter	2.4870	2.2140	2.2275
Fourth Quarter	2.3800	2.1615	2.3355
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2737	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter (through October 21, 2009)	1.7866	1.7009	1.7345

Brazilian real January 1, 2004 to October 21, 2009 (expressed as units of BRL per 1 USD)

November 2009	Page 18

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CNY (# CNY / 1 USD)	High	Low	Period End
2004
First Quarter	8.2775	8.2766	8.2770
Second Quarter	8.2773	8.2765	8.2766
Third Quarter	8.2771	8.2765	8.2765
Fourth Quarter	8.2768	8.2763	8.2765
2005
First Quarter	8.2766	8.2763	8.2764
Second Quarter	8.2767	8.2763	8.2764
Third Quarter	8.2765	8.0871	8.0920
Fourth Quarter	8.0920	8.0702	8.0702
2006
First Quarter	8.0702	8.0172	8.0172
Second Quarter	8.0265	7.9943	7.9943
Third Quarter	8.0048	7.8965	7.9040
Fourth Quarter	7.9149	7.8045	7.8045
2007
First Quarter	7.8143	7.7269	7.7315
Second Quarter	7.7350	7.6151	7.6151
Third Quarter	7.6059	7.5036	7.5105
Fourth Quarter	7.5276	7.3036	7.3036
2008
First Quarter	7.3041	7.0116	7.0120
Second Quarter	7.0185	6.8544	6.8544
Third Quarter	6.8792	6.8113	6.8460
Fourth Quarter	6.8871	6.8171	6.8277
2009
First Quarter	6.8519	6.8270	6.8339
Second Quarter	6.8372	6.8192	6.8305
Third Quarter	6.8362	6.8259	6.8264
Fourth Quarter (through October 21, 2009)	6.8290	6.8233	6.8274

Chinese renminbi January 1, 2004 to October 21, 2009 (expressed as units of CNY per 1 USD)

November 2009	Page 19

Currency-Linked Capital Protected Notes due May 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

INR (# INR / 1 USD)	High	Low	Period End
2004
First Quarter	45.6400	43.6000	43.6000
Second Quarter	46.2500	43.5375	46.0600
Third Quarter	46.4713	45.6650	45.9500
Fourth Quarter	45.9000	43.4600	43.4600
2005
First Quarter	43.9300	43.4200	43.7450
Second Quarter	43.8300	43.2900	43.4850
Third Quarter	44.1500	43.1750	44.0150
Fourth Quarter	46.3100	44.1275	45.0500
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6012	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter	51.9700	48.2550	50.7300
Second Quarter	50.5200	46.9475	47.9050
Third Quarter	49.0825	47.5175	48.1100
Fourth Quarter (through October 21, 2009)	47.7550	46.1100	46.4862

Indian rupee January 1, 2004 to October 21, 2009 (expressed as units of INR per 1 USD)

November 2009	Page 20